EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-147682) pertaining to the Teekay Offshore Partners L.P. 2006 Long-Term Incentive Plan,

(2)	Registration Statement (Form F-3ASR No. 333-174221) and related prospectus and prospectus supplements of Teekay Offshore Partners L.P. for the registration of up to $750,000,000 in total aggregate offering price of an indeterminate number of common units,

(3)	Registration Statement (Form F-3 No. 333-175685) and related prospectus for the registration of 713,266 common units,

(4)	Registration Statement (Form F-3 No. 333-178620) and related prospectus for the registration of 7,112,974 common units, and

(5)	Registration Statement (Form F-3 No. 333-183225) and related prospectus for the registration of 1,700,022 common units;

of our report dated April 11, 2011, with respect to the consolidated results of the operations, cash flows and changes in total equity of Teekay Offshore Partners L.P. and subsidiaries for the year ended December 31, 2010, included in this Annual Report (Form 20-F) of Teekay Offshore Partners L.P. for the year ended December 31, 2012.

Vancouver, Canada	ERNST & YOUNG LLP
April 11, 2013	Chartered Accountant